Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172662 on Form S-3, Nos. 033-54871, 033-54873, 033-54875, 333-39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, 333-160247, 333-175609 and 333-185587 on Form S-8, and No. 333-154796 on Form S-4, of our reports dated March 27, 2013, relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc., and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company changing its fiscal year end from the Saturday nearest the end of February to the Saturday nearest the end of January), and the effectiveness of the Company's internal control over financial reporting, appearing in the Transition Report on Form 10-K of the Company for the 11-month period ended February 2, 2013.

Minneapolis, Minnesota
March 27, 2013